UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/24/2006

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Not applicable.

(b) On July 18, 2006, Charles T. Harris III, a director of Scholastic Corporation (the "Company"), informed the Nominating and Governance Committee of the Board of Directors of the Company of his decision not to stand for re-election as a director of the Company upon expiration of his current term at the Annual Meeting of Stockholders, scheduled to be held on September 20, 2006 (the "Annual Meeting").

Mr. Harris, who has been serving as a director since 1996, will continue to serve as a director, as well as a member of the committees on which he serves, until the Annual Meeting. Mr. Harris determined not to stand for re-election because of increased time commitments in connection with his activities in the not-for-profit sector.

(c) Not applicable.

(d) Not applicable.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: July 24, 2006	By:	/s/ Mary A. Winston
Mary A. Winston
EVP, Chief Financial Officer